UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 13, 2008

____________________________

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	10 East 40th Street, Suite 3405 New York, New York 10021 (Address of Principal Executive Offices and zip code)	86-0965692

(212) 672-0380
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, Mr. Brian Bailys was appointed to the Audit Committee of the Company.

Item 8.01.	Other Events.

Following a hearing before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on November 14, 2008, the Company determined that it will not be able to retain its independent accountant, McGladrey & Pullen, LLC (“M&P”), under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Among other things, M&P does not meet the Bankruptcy Code requirement of being “disinterested” on account of its bankruptcy claim against HydroGen, L.L.C. for accounting and auditing services performed prior to HydroGen, L.L.C.’s bankruptcy filing. As a result, the Company will not be able to file its Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Quarterly Report”) with the Securities and Exchange Commission as it will not be able to have its interim financial statements for this period reviewed by an independent accountant. The Company will likely not be able to file any future Quarterly Reports or Annual Reports (“Quarterly and Annual Reports”) required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as its wholly-owned subsidiary, HydroGen, L.L.C., emerges from bankruptcy protection and the Company is able to secure additional capital. There is, however, no guarantee that, if and when HydroGen, L.L.C. emerges from bankruptcy protection, the Company will be able to secure additional capital and, if able to, that it will again be able to file its Quarterly and Annual Reports.

The Company previously reported on its Current Report on Form 8-K dated October 29, 2008, that it would request that one of its current market makers file the necessary application with the Financial Industry Regulatory Authority to have the Company’s common stock quoted on the Over-the-Counter Bulletin Board. Because the Company will not have timely filed its Quarterly Report, it will not be eligible to be quoted on the Over-the-Counter Bulletin Board at this time. The Company’s Common Stock will remain quoted in the Pink Sheets under the symbol “HYDGQ.”

On November 19, 2008, the Bankruptcy Court entered an order, among other things, approving and authorizing debtor HydroGen, L.L.C. to conduct an auction for the sale of HydroGen, L.L.C. as a going-concern and for the sale of individual assets of HydroGen, L.L.C. The Bankruptcy Court approved and authorized by order the auction procedures (the “Auction Procedures”) attached to this Current Report as Exhibit 99.1. Pursuant to the Auction Procedures, bids for the purchase of HydroGen, L.L.C. as a going-concern or for individual assets of HydroGen, L.L.C. are due no later than 5:00 p.m. E.S.T. on December 5, 2008 and a live auction will take place on December 8, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Auction Procedures for the Sale of HydroGen, L.L.C. as a Going-Concern and for the Sale of Assets of HydroGen, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2008	HYDROGEN CORPORATION

	By:	/s/ Scott Schecter
	Name:	Scott Schecter
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Auction Procedures for the Sale of HydroGen, L.L.C. as a Going-Concern and for the Sale of Assets of HydroGen, L.L.C.